UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                           THERMO ELECTRON CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[THERMO LOGO]


                                        May 16, 2005




VIA Email

Mr. Eric Roiter
General Counsel
Fidelity Investments
82 Devonshire Street, F7C
Boston, MA 02109

        Re:     Thermo Electron Corporation (the "Company") 2005 Stock
                Incentive Plan

Dear Mr. Roiter:

     This letter is in response to the recent telephone call and the May 16, 2005 follow-up email the Company received from Fidelity Investments, Investment Proxy Research ("Fidelity") regarding the Company's proposed 2005 Stock Incentive Plan (the "Plan"), which is Proposal No. 3 in the Company's proxy statement for its 2005 Annual Meeting of Stockholders to be held on May 17, 2005.


     Specifically, this letter responds to your concern that Section 8 of the proposed Plan, entitled "Other Stock Based Awards", does not contain limitations on the vesting of Other Stock Based Awards that are similar to those included in
Section 7(c) of the proposed Plan with respect to Restricted Stock. Please be advised that the Company's management will recommend to the Company's Board of Directors, at the Board's July 2005 meeting, that the Plan be amended to address your concerns by adding limitations on the vesting of Other Stock Based Awards that are similar to those contained in Section 7(c) of the proposed Plan pertaining to Restricted Stock.

     Please contact me at (781) 622-1198 with any further questions or concerns.

                                        Very truly yours,

                                        /s/ Seth H. Hoogasian

                                        Seth H. Hoogasian
                                        General Counsel